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                                                                      Exhibit 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-51719) pertaining to the Midway Airlines Corporation Executive Officers Stock Option Agreements and the Midway Airlines Corporation 1997 Stock Option Plan and in the Registration Statement (Form S-3 No. 333-38244) of our report dated January 30, 2001, with respect to the consolidated financial statements and schedule of Midway Airlines Corporation and subsidiary included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                /s/ Ernst & Young LLP

Raleigh, North Carolina
April 2, 2001